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                                                                     EXHIBIT 2.3


                                                                          PAGE 1

                                STATE OF DELAWARE

                      OFFICE OF THE SECRETARY OF THE STATE

                                   ---------

       I, HARRIET SMITE WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

       "AEROLINK INTERNATIONAL, INC.", A PENNSYLVANIA CORPORATION, "MIAMI AIRCRAFT SUPPORT, INC.", A DELAWARE CORPORATION, "MIAMI INTERNATIONAL AIRPORT CARGO FACILITIES & SERVICES,
INC.", A FLORIDA CORPORATION,
       "WORLDWIDE FLIGHT FINANCE COMPANY", A DELAWARE CORPORATION,

       WITH AND INTO "WORLDWIDE FLIGHT SERVICES, INC." UNDER THE
NAME OF "WORLDWIDE FLIGHT SERVICES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 2000, AT 4:30 O'CLOCK P.M.

       AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2000.



[SEAL]                        /s/ HARRIET SMITH WINDSOR
                              --------------------------------------------------
                              Harriet Smith Windsor, Secretary of State


2023118 8100M                 AUTHENTICATION:     1002781

010093086                               DATE:     03-03-01



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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                        Worldwide Flight Finance Company
          Miami International Airport Cargo Facilities & Services, Inc.
                          Miami Aircraft Support, Inc.
                                       and
                          Aerolink International, Inc.

                                      INTO
                         Worldwide Flight Services, Inc.

                                    *******

          Worldwide Right Services, Inc., a corporation organized and existing under the laws of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That this corporation was incorporated on the 12th day of December, 1983, pursuant to the General Corporation Laws of the State of Delaware.

          SECOND: That this corporation owns all of the outstanding shares of the stock of Worldwide Flight Finance Company, a corporation incorporated on the 11th day of January, 1993, pursuant to the Delaware General Corporation Laws.

          That this corporation owns all of the outstanding shares of the stock of Miami International Airport Cargo Facilities & Services, Inc., a corporation incorporated on the 14th day of June, 1985, pursuant to the Florida Business Corporation Act.

          That this corporation owns all of the outstanding shares of the stock of Miami Aircraft Support, Inc., a corporation incorporated on the 23rd day of February, 1981, pursuant to the Delaware General Corporation Laws.

          That this corporation owns all of the outstanding shares of the stock of Aerolink International, Inc., a corporation incorporated on the 8th day of October, 1987, pursuant to the Pennsylvania Corporation Statutes.


                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 12/27/2000
                                                           001653440--2023118

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          THIRD; That this corporation, by the following resolutions of its
          Board of Directors, duly adopted by unanimous vote of all its members at a duly called meeting of the Board on the 14th day of December, 2000, determined to merge into itself said Worldwide Flight Finance Company, Miami International Airport Cargo Facilities & Services, Inc., Miami Aircraft Support, Inc. and Aerolink International, Inc.:

          RESOLVED, that Worldwide Flight Services, Inc. merge, and it hereby does merge into itself Worldwide Flight Finance Company, Miami International Airport Cargo Facilities & Services, Inc., Miami Aircraft Support, Inc. and Aerolink International, Inc., and assumes all of their obligations; and

               FURTHER RESOLVED, that the merger shall be effective on December 31st, 2000.

               FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Worldwide Flight Finance Company, Miami International Airport Cargo Facilities & Services, Inc., Miami Aircraft Support, Inc. and Aerolink International, Inc., and assume their liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

          IN WITNESS WHEREOF, said Worldwide Flight Services, Inc. has caused this Certificate to be signed by David F. Chavenson, its Senior Vice President, this 27th day of December, 2000.


                                             Worldwide Flight Services, Inc.

                                             By /s/ DAVID CHAVENSON
                                               ---------------------------------
                                             David Chavenson, Sr. Vice-President